China Sunergy (Nanjing) Co., Ltd	CSUN-RE-LE-0010

Exhibit 4.35

English Translation for Reference Only

CSUN Silicon Wafers (Materials) Purchase Contract

Contract No.: NPM111032

Signature place: Jiangning District, Nanjing

Seller: CEEG (Nanjing) Semiconductor Co., Ltd.	Buyer: China Sunergy (Nanjing) Co., Ltd.
Address: No.6, Shuige Road, Jiangning Economic & Technological Development Zone, Nanjing	Address: No.123, Focheng West Road, Jiangning Economic & Technological Development Zone, Nanjing
Contact person of Contract: Zhang Yang	Contact person of Contract: Liu Shijie
Contact No.:025-52095899	Contact No.:025-52766603

Upon the principle of trustworthiness and mutual benefit, through sufficient negotiation, both parties conclude following contract over the matter of silicon wafers (materials) purchase on the basis of General Terms of CSUN Silicon Waters (Materials) Purchase Contract recorded in Appendix One.

Special terms

I. Order

1. Product name, specification model, quantity, unit price, total price

Order	Product name	Specification model	Unit	Quantity	Unit price	Total price	Notes
1	Polycrystalline silicon wafer	M156	Wafer	3,500,000	RMB25.8/wafer	90,300,000.00	Inc. Tax
2	Mono-crystalline silicon wafer	S156	Wafer	3,500,000	RMB28/wafer	98,000,000.00	Inc. Tax

Total in capital: One hundred and eighty eight million and three hundred thousand yuan only (inc.17% VAT)in lower case:188,300,000.00

Notes: In the term of performing contract, if the market price of silicon falls, both parties may re-decide price through negotiation on the basis of market price. If negotiation doesn't work, the buyer may terminate the contract.

2. Seller's Delivery Term, Delivery Place and Transportation Mode

2.1 Delivery Term: The seller shall finish supply before March 31, 2011.

2.2 Delivery Place: The seller's factory.

2.3 Transportation Mode: Automobile transportation

3. Buyer's Payment Mode and Payment Time

Within 3 working days since the contract takes effect, the buyer shall remit overall payment for goods to designated account of the seller on the basis of notice provided by the seller.

II. Modification and Supplement of General Terms

4. Modification

Through sufficient negotiation, both parties modify General Terms hereof as follows:

4.1 Article 1.2 of General Terms is modified as follows: The buyer is responsible for transportation, transportation fee and assurance fee.

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China Sunergy (Nanjing) Co., Ltd	CSUN-RE-LE-0010

5. Supplementary Provision

Through sufficient negotiation, both parties supplement General Terms hereof as follows:

5.1 The buyer shall accept 1‰ Fch. franchise of unacceptable silicon wafers.

6. Effectiveness and Others

6.1 The contract shall be in 2 original copies and shall take effect when both parties sign and seal it. The buyer and the seller shall hold one respectively.

6.2 The buyer and the seller shall deliver original of contract text to each other within 3 working days after the contract is signed. The effect of facsimile shall be equivalent to that of original.

6.3 The contract and its appendixes shall be indispensable parts of this contract and have seal on the perforation when they are signed. Effectiveness of special terms hereunder shall be preferential. If they aren't clearly stipulated, general terms shall be applicable to them.

6.4 For anything unmentioned in the contract, both parties shall negotiate otherwise and sign a supplemental agreement. The supplemental agreement shall be an effective part hereof and shall have the same legal force as this contract.

Appendix List:

Appendix One: General Terms of CSUN Silicon Wafers (Materials) Purchase Contract

Appendix Two: Silicon Wafers (Materials) Acceptance and Inspection Standard

Buyer:	Seller:
China Sunergy (Nanjing) Co., Ltd.	CEEG (Nanjing) Semiconductor Co., Ltd.
/seal/ China Sunergy (Nanjing) Co., Ltd.	/seal/ CEEG (Nanjing) Semiconductor Co., Ltd.

(Seal)	(Seal)

(Signature of authorized representative)	(Signature of authorized representative)

Date of signature: March 9, 2011	Date of signature: YY/MM/DD

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China Sunergy (Nanjing) Co., Ltd	CSUN-RE-LE-0010

Appendix One:

General Terms of CSUN Silicon Wafers (Materials) Purchase Contract

Special Explanations

1. General Terms recorded in this appendix shall be an important part of silicon materials (wafers) purchase contract of China Sunergy (Nanjing) Co., Ltd. Special terms in details and revision, modification and supplement of General Terms shall be indicated in the contract signed by both parties. Unless there are special provisions otherwise in the contract, the contract indicated in the appendix shall be the only basis defining rights and obligations of both parties hereof;

2. The seller is well informed of the meaning of every term indicated in General Terms indicated in the appendix, sufficiently understands and knows the meaning of every term of and rights, obligations and responsibilities of every item of them.

3. Both parties hereof shall be in a status of equal market principals, they shall both give sufficient negotiation in any content of General Terms and make modification and supplement in the contract. Therefore, no understanding is given to the format article indicated in General Terms of this appendix and unilaterally provided by China Sunergy (Nanjing) Co., Ltd., and no interpretation is given against China Sunergy (Nanjing) Co., Ltd..

1. Goods Packing, Transportation, Insurance and Risk Transfer

1.1	The seller needs to provide goods packing according to the standard of product safety transportation requirements, and shall bear responsibility of loss caused by improper packing.

1.2	The seller shall be responsible for transporting goods to the factory of buyer in a reasonable mode, and assuming transportation fee, insurance fee and risks of goods in transit.

1.3	The ownership and risks of goods hereunder shall be transferred when the goods are delivered to designated place of the factory of buyer.

2. Quality Standard, Quantity and Quality Inspection, Objection and Treatment

2.1	Quality standard shall confirm to production demand of the buyer, details of indicators and requirements, see Appendix Two: Silicon Wafers (Materials) Acceptance and Inspection Standard

2.2	Preliminary Acceptance: Within 10 days from the date goods arrive at the factory of buyer, the buyer shall finish quantity and appearance and quality inspection and preliminary electrical performance test on the basis of standards stipulated by the contract.

2.3	Internal Quality Inspection: The buyer shall finish internal quality inspection within 30 days from the date goods arrive at its factory. The buyer shall take a random selection of 10% goods which have passed preliminary acceptance for preproduction. The buyer produces Preproduction Report according to the result of preproduction; the report shall be conclusion of final inspection and acceptance standard recognized by both parties.

2.4	If any problem involved with quantity, appearance or internal quality is discovered, the buyer shall bring up objection within 30 days from the date goods arrive at the factory. If no objection is brought up in above-mentioned period, it shall be deemed products of the seller are acceptable.

2.5	If products delivered by the seller don't confirm to provisions of the contract, both parties may negotiate price reduction; if negotiation doesn't work, the buyer shall be entitled to make following choice:

a. Returning products and requiring the seller to return payment; or

b. Replacing unacceptable products with acceptable products.

The seller shall come to the buyer's factory to accept returned goods and return payment or replace goods within 3 days from the date it receives a written notice of the buyer.

1/3 Signed and issued by: legal department

China Sunergy (Nanjing) Co., Ltd	CSUN-RE-LE-0010

3. Tax Invoice

The seller is responsible for providing the buyer with VAT invoice in full of 17% tax rate within 10 days after delivery. If the seller doesn't provide VAT invoice within 30 days after delivery, which causes losses of the buyer, the seller shall assume the responsibility of damage and compensation for resulting losses.

4. Liability for Breach of Contract and Contract Termination

4.1	Delay breach: when one party delays performance of delivery (including delay with return and replacement), return of payment or payment obligation, it shall pay liquidated damages for delay to the other party at 0.05% value of unperformed part every day.

4.2	Fundamental breach: If the seller delays delivery (including delay with return and replacement), and still doesn't perform it after 7 days, it shall be deemed that it can't perform delivery and the buyer shall be entitled to notify the seller of dissolving the contract (or unperformed part of the contract).The seller shall return the payment sent or the payment for untimely delivery of goods to the buyer within 3 days from the date it receives a notice of contract dissolution in writing from the buyer and pay liquidated damages at 20% value of undelivered goods of the contract.

5. Contract Transfer and Contract Confidentiality

5.1	Without a written approval of the other party, neither party hereof may transfer all or part of rights or obligations hereunder.

5.2	The buyer and the seller and their employees, agents, representatives or consultants shall all deem this contract and all articles and conditions of any supplemental agreement as business secrets. Without a written approval of the other party, they must not disclose them to the third party. In case of violation, the breaching party shall assume liability for damage and compensation for all direct losses and indirect losses caused to the other party hereby.

6. Force Majeure

If one party or both parties hereof can't perform the contract due to force majeure, the party in case of force majeure shall notify the other party in writing within 7 days from the date of occurrence of force majeure and submit a written certificate document of local notarial institution within 15 days. If force majeure occurs within the period of delay performance of contract obligations, the affected party must not take force majeure as reason for removing or alleviating its liability for breach. The term of objections and notice (excluding notice of force majeure event) hereunder shall be postponed due to the reason of force majeure. If the duration time of force majeure exceeds 60 days or during the period of force majeure the market price fluctuates over±5%, both parties shall be entitled to re-discuss the price or give a written notice of contract dissolution.

7. Applicable Laws and Dispute Solution

7.1	The contract shall be concluded, interpreted and performed on the basis of laws of the People's Republic of China.

7.2	All disputes resulting from reasons such as effectiveness, performance and interpretation of the contract shall be negotiated friendly. If negotiation doesn't work, either party may file a lawsuit. Both parties agree the disputes are under the jurisdiction of people's court in the local place where the buyer is. Related expenses paid for lawsuit (including attorney fee, business trip fee, evidence obtaining fee, notarial fee, lawsuit fee, etc) shall be all borne by the losing party.

2/3 Signed and issued by: legal department

China Sunergy (Nanjing) Co., Ltd	CSUN-RE-LE-0010

8. Miscellaneous

8.1	No Commercial Bribery and Non-competition: Either party and its staff must not provide improper interests directly, indirectly or by any other disguised method in the name of any person, or engage with staff (including any third person introduced) of the other party in transaction similar to the contract in any mode. In case of violation, it shall be deemed as infringement on the interests of the other party, and the breaching party shall assume liquidated damages at 20% total amount of the contract (the total shall not exceed RMB 1 million).If above-mentioned liquidated damages are not sufficient for compensating for direct or indirect losses caused to the other party hereby, the breaching party also shall assume corresponding liability for damage. The buyer's information of reports against corruption Monitoring Committee of China Sunergy (Nanjing) Co., Ltd., fax: 025-52766726.Email:JC@chinasunergy. Com.

8.2	No Commercial FraudIf: The seller provides the buyer with false registration data, qualification certificate, information or hide facts and truth against the principle of honesty and trustworthiness so as to cheat the buyer or final user, it shall assume liquidated damages of 20% contract amount to the buyer (the total shall not exceed RMB 1 million).

8.3	Above-mentioned provision on the quota of liquidated damages in the article doesn't affect the liability for breach the breaching party shall assume according to other articles.

8.4	Mode of Notice: All notices and objections hereunder shall be sent by fax or express. If they are sent by fax, the date of sending shall be deemed as the date of receiving. If they are sent by express, the 5th date after express is sent shall be deed as the date of receiving.

Blank below

3/3 Signed and issued by: legal department

Silicon Wafers (Materials) Acceptance and Inspection Standard
Q/CSUN.J07.002 V1.3

Silicon Wafers (Materials) Acceptance and Inspection Standard

1. Aim: Regulating inspection process of silicon wafers of China Sunergy (Nanjing) Co., Ltd., guaranteeing and sustainably improving product quality.

2. Scope: Used for incoming inspection process of China Sunergy (Nanjing) Co., Ltd.

3. Responsibility: The quality center is responsible for the work of incoming inspection of silicon wafers in strict compliance with this standard.

4. Content

4.1 Metal impurity and carbon and oxygen content standard if silicon wafers, see Table 1.

Table 1 Metal impurity concentration and carbon and oxygen content in silicon wafers of

Impurity categories	Impurity content of basic total metal (Fe, Cr, Ni, Cu), ppba	Impurity content of apparent total metal (Fe,Zn, Na), ppba	Oxygen (atoms/cm3)	Carbon (atoms/cm3)
Impurity content Single product (N-type)	≤50	≤70	≤9×10[17]	≤5×10[16]
Impurity content SKU (P-type)	≤50	≤70	≤9×10[17]	≤5×10[16]
Impurity content Multiple product (P-type)	≤50	≤70	≤3×10[17]	≤5×10[17]

4.2 Inspection Method of Silicon Water:

Inspection item		Inspection level	AQL%
Conductive type		II	1
Resistivity			1
TTV			1
BOW			1
Appearance	Indents		1
	Chips		1
	Stress		1
	Cracks		1
	Else		1

4.2 P-type single product silicon inspection standard, see Table 2.

Table 2 P-type single product silicon inspection standard

Inspection item	Acceptable standard	Inspection method	Explanations
Conductive type	P-type	Cold-heat probe testing instrument
Resistivity(Ω•cm)	1-3/3-6	Four-point probe testing instrument
Heterogeneous degree of radial resistivity	RRV<25%	Four-point probe testing instrument
Square size (mm)	125±0.5 156±0.5	Digital Calipers

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Silicon Wafers (Materials) Acceptance and Inspection Standard
Q/CSUN.J07.002 V1.3

Diagonal line (mm)	150±1/165±1 200±1/205±1	Digital Calipers
Circular arc length (mm)	27.77-32.20/10.40-14.11 19.93-23.80/14.43-18.16	Mould
Square wafer angle	90°±0.3°	Angle rule
Thickness (mm)	200±20	Digital micrometer or wafer inspection machine of silicon wafers

1.     The average thickness of silicon wafers is 200 micrometers

2.  All thickness in the surface of silicon wafers shall be within the stipulated scope and the thinnest shall not be less than 180 micrometers;

3.  The thickness of silicon wafers of the same batch shall be shown in normal distribution, namely, the mean value of measuring data shall be within the scope of stipulated thickness.

Heterogeneous degree of thickness	TTV≤30	Digital micrometer	Under the condition that apparent thickness of silicon wafer is guaranteed, five-point (central point and four points 6mm away from surrounding rims) test is conducted in the surface of silicon wafer to get TTV by conversion.
Dislocation density (piece/cm2)	<1000	Guarantee of supplier
Lifetime of effective current carrier	>1.35us, and>1.4us accounting for above 90%	WT-1000 minority carrier lifetime tester
Body minority carrier lifetime	>15us	SINTON minority carrier lifetime tester	Post-diffusion test
Photoinduced attenuation	LID≤3%	Preproduction process validation
Loudness of the center of silicon wafer (black-center wafer)	Percentage <0.05%	Preproduction process validation
BOW(um)	≤40	Filler gauge
Saw marks	No noticeable saw marks	Handheld roughness tester	Allowable shear mark depth≤10um
Indents	No indents	Visual contact	The surface of silicon wafer is smooth and has no silicon falling.
Perforating	No perforating	Visual contact

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Silicon Wafers (Materials) Acceptance and Inspection Standard
Q/CSUN.J07.002 V1.3

Contamination	No contamination	Visual contact	Visible greasy dirt, silica powder, cleaning agent, drop marks are prohibited.
Chips	No chips	Visual contact
Stress	No stress	Feel	When silicon wafer is lightly shaken in the hand, it can't give out noise.
Twin crystal	No twin crystal	Visual contact	Seen from appearance, there are two and more crystals.
Scratches	No scratches	Visual contact	Only if there are obviously visual scratches from foreign matters in the surface of silicon wafers, they are unacceptable regardless of their lengths and sizes.
Unground oxidation film	No unground oxidation film	Visual contact
Nicks	No nicks	Visual contact
Shortcorners	No shortcorners	Visual contact
Fissures /subfissures	No fissures /subfissures	Visual contact
Eccentricity	Eccentricity degree <0.5mm	Mould

4.4 N-type mono-crystalline silicon wafer inspection standard, see Table 4.

Table 4 N-type mono-crystalline silicon wafer inspection standard

Inspection item	Acceptable standard	Inspection method	Explanations
Conductive type	N-type	Cold-heat probe testing instrument
Resistivity(Ω•cm)	1-3/3-6	Four-point probe testing instrument
Heterogeneous degree of radial resistivity	RRV<25%	Four-point probe testing instrument
Square size (mm)	125±0.5 156±0.5	Digital Calipers
Diagonal line (mm)	165±1 200±1/205±1	Digital Calipers
Circular arc length (mm)	10.40-14.11 19.93-23.80/14.43-18.16	Mould

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Silicon Wafers (Materials) Acceptance and Inspection Standard
Q/CSUN.J07.002 V1.3

Square wafer angle	90°±0.3°	Angle rule
Thickness	200±20	Digital micrometer or wafer inspection machine of silicon wafers

1. The average thickness of silicon wafers is 200 micrometers

2. All thickness in the surface of silicon wafers shall be within the stipulated scope and the thinnest shall not be less than 180 micrometers;

3. The thickness of silicon wafers of the same batch shall be shown in normal distribution, namely, the mean value of measuring data shall be within the scope of stipulated thickness.

Heterogeneous degree of thickness	TTV≤30	Digital micrometer	Under the condition that apparent thickness of silicon wafer is guaranteed, five-point (central point and four points 6mm away from surrounding rims) test is conducted in the surface of silicon wafer to get TTV by conversion.
Dislocation density (piece/cm2)	None	Guarantee of supplier
Body minority carrier lifetime	>1000us	SINTON minority carrier lifetime tester	Post-diffusion test
Photoinduced attenuation	LID≤0.5%	Preproduction process validation
Loudness of the center of silicon wafer (black-center wafer)	Percentage <0.05%	Preproduction process validation
BOW (um)	≤40	Filler gauge
Saw marks	No noticeable saw marks	Handheld roughness tester	Allowable shear mark depth≤10um
Indents	No indents	Visual contact	The surface of silicon wafer is smooth and has no silicon falling.
Perforating	No perforating	Visual contact
Contamination	No contamination	Visual contact	Visible greasy dirt, silica powder, cleaning agent, drop marks are prohibited.
Chips	No chips	Visual contact
Stress	No stress	Feel	When silicon wafer is lightly shaken in the hand, it can't give out noise.

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Silicon Wafers (Materials) Acceptance and Inspection Standard
Q/CSUN.J07.002 V1.3

Twin crystal	No twin crystal	Visual contact	Seen from appearance, there are two and more crystals.
Scratches	No scratches	Visual contact	Only if there are obviously visual scratches from foreign matters in the surface of silicon wafers, they are unacceptable regardless of their lengths and sizes.
Unground oxidation film	No unground oxidation film	Visual contact
Nicks	No nicks	Visual contact
Shortcorners	No shortcorners	Visual contact
Fissures /subfissures	No fissures /subfissures	Visual contact
Eccentricity	Eccentricity degree <0.5mm	Mould

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